As filed with the Securities and Exchange Commission on November 21, 2012

Registration No. 333-184768

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Babylon Ltd.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	7370	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Babylon Ltd.
10 Hataasiya Street
Or Yehuda, 60212 Israel
+972 (3) 538-2111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Colin J. Diamond, Esq. Joshua G. Kiernan, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Chaim Friedland, Adv. Ari Fried, Adv. Gornitzky & Co. 45 Rothschild Blvd. Tel Aviv, 65784 Israel Tel: (972)(3) 710-9191 Fax: (972)(3) 560-6555	Alan F. Denenberg, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 Tel: (650) 752-2004 Fax: (650) 752-3604	Aaron M. Lampert, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv, 67891 Israel Tel: (972)(3) 608-9999 Fax: (972)(3) 608-9855

Approximate date of commencement of proposed sale to the public:  As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file the amended exhibits indicated in Item 8 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement.

Item 8. Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.
(b)	Financial Statement Schedules.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the Consolidated Financial Statements and related notes thereto.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on this 21st day of November, 2012.

BABYLON LTD.
By: /s/ Alon Carmeli Name: Alon Carmeli Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Alon Carmeli Alon Carmeli	Chief Executive Officer and Director (Principal Executive Officer)	November 21, 2012
/s/ Shanit Pe’er Tsfoni Shanit Pe’er Tsfoni	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 21, 2012
* Noam Lanir	Chairman of the Board	November 21, 2012
* Gil Rozen	Director	November 21, 2012
* Rami Entin	Director	November 21, 2012
* Dr. Efrat Tolkowsky	Director	November 21, 2012
* /s/ Alon Carmeli Alon Carmeli	Attorney-in-fact	November 21, 2012

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant’s duly authorized representative in the United States has signed this registration statement on Form F-1 in Newark, Delaware, on November 21, 2012.

By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Memorandum of Association of the Registrant**∞
3.2	Articles of Association of the Registrant**∞
3.3	Form of Amended and Restated Articles of Association of the Registrant to become effective upon closing of this offering
4.1	Specimen share certificate*
5.1	Opinion of Gornitzky & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)*
10.1	Google Search and Advertising Services Agreement, by and between Google Ireland Limited and the Registrant, dated January 1, 2011†
10.2	Google Search and Advertising Services Agreement Order Form, by and between Google Ireland Limited and the Registrant, dated January 1, 2011†
10.3	Agreement Under the Amended and Restated Google Services Agreement and Order Form, by and between Google Ireland Limited and the Registrant, dated December 20, 2011†
10.4	Form of Indemnification Agreement*
10.5	Babylon Ltd. 2003 Stock Option Plan**
10.6	Babylon Ltd. 2012 Share Equity Incentive Award Plan**
10.7	Credit Agreement, by and between Bank Hapoalim and the Registrant, dated March 6, 2012**∞
21.1	List of subsidiaries of the Registrant**
23.1	Consent of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited**
23.2	Consent of Gornitzky & Co. (included in Exhibit 5.1)*
23.3	Consent of eMarketer Inc.**
24.1	Power of Attorney (included in signature page to Registration Statement)**
99.1	Original Draft Registration Statement, dated September 7, 2012**

*	To be filed by amendment.
**	Previously filed.
∞	English translation of original Hebrew document.
†	Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Securities and Exchange Commission.